QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT (a)(3)

NOTICE OF WITHDRAWAL
PURSUANT TO
SATCON TECHNOLOGY CORPORATION
OFFER TO EXCHANGE OUTSTANDING STOCK OPTIONS

THE RIGHT TO REQUEST THAT SATCON TECHNOLOGY CORPORATION EXCHANGE OPTIONS AND THE RIGHT TO WITHDRAW SUCH REQUEST EXPIRE AT 12:00 NOON, EASTERN DAYLIGHT TIME, ON APRIL 16, 2004, UNLESS EXTENDED

To SatCon Technology Corporation

        I previously received a copy of the Offer to Exchange Outstanding Stock Options, dated March 16, 2004, of SatCon Technology Corporation ("SATCON") and the Election Form delivered therewith. I signed and returned the Election Form, in which I chose to accept SATCON's offer to ask it to exchange my eligible options. I now wish to withdraw all of the options I surrendered for exchange. I understand that by signing this Notice of Withdrawal and delivering it to you, I will be withdrawing my previous acceptance(s) of the offer and I will not be surrendering any options for exchange. I have read and understood all of the terms and conditions of the offer to exchange outstanding options, including the consequences of a withdrawal.

        I understand that in order to withdraw, I must sign, date and deliver this Notice of Withdrawal to Dan Gladkowski by fax at (617) 349-0966 or by mail or hand delivery to his attention at 161 First Street, Cambridge, MA 02142, so that it is received on or before 12:00 Noon, Eastern Daylight Time, on April 16, 2004 or, if SATCON extends the expiration date of the offer, before the extended expiration of the offer.

        I understand that this notice of withdrawal must be clearly dated after my original election form and any subsequent new election forms.

        By rejecting the offer to ask SATCON to exchange options, I understand that I will not receive any new options in connection with this offer and I will keep my old options (with the same exercise price as before). These options will continue to be governed by the stock option plan under which they were granted and existing option grant documents between SATCON and me.

        I do not accept the offer to exchange any of my options.

☒
Signature
Date:	(MM/DD)	, 2004
Name:
(Please Print)
Tax ID/Social Security No.:

QuickLinks

  EXHIBIT (a)(3)